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                                                                       EXHIBIT 5

                          NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

              TELEPHONE: 617-439-2000       FACSIMILE: 617-973-9748

                                              CAPE COD OFFICE DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS



                                 August 22, 2000

GenRad, Inc.
7 Technology Park Drive
Westford, MA  01886

Gentlemen/Ladies:

         Reference is made to the registration statement on Form S-8 (the "Registration Statement") which GenRad, Inc. (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Securities Act"), with respect to 1,250,000 shares, of the Company's common stock, $1.00 par value per share (the "Common Stock"), issuable pursuant to the Company's 1997 Non-Qualified Employee Stock Option Plan, as amended to date (the "Plan") and an indeterminate number of shares of such Common Stock which may be issued or become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations executed hereafter.

         We have acted as legal counsel for the Company in connection with the adoption of and amendments to the Plan, are familiar with the Company's Articles of Organization and By-laws, both as amended to date (collectively, the "Organizational Documents"), and have examined such other documents as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:

         1. When issued and paid for in compliance with the terms of the Plan, the Organizational Documents and the Massachusetts Business Corporation Law, the 1,250,000 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable; and

         2. The additional shares of Common Stock which may become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the Plan and upon compliance with the applicable provisions of law and of the Company's Organizational Documents, will be duly and validly issued, fully paid and non-assessable.

        We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                                   Very truly yours,

                                               /s/ Nutter, McClennen & Fish, LLP
                                               ---------------------------------
                                                   Nutter, McClennen & Fish, LLP